UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2014

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

100 Europa Drive

Chapel Hill, NC 27517

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 31, 2014, Heat Biologics, Inc. (the “Company”) severed its relationship with Dr. Sandra Silberman, its Chief Medical Officer. Melissa Price, Ph.D., the Company’s current Vice President of Clinical and Regulatory Affairs will assume the lead of all of the Company’s clinical and regulatory development with the aid of the Company’s newly formed Clinical Advisory Board, chaired by Justin Stebbing, M.D., Ph.D. Dr. Stebbing, along with the other three members of the Clinical Advisory Board, Gary Acton, M.D., Llew Keltner, M.D., Ph.D. and Mark Schoenberg, M.D. are expected to take an active role in designing, implementing and overseeing the Company’s clinical trials as well as facilitating partnering and grant funding opportunities, including NIH, NCI, CPRIT and other grant applications.

Item 9.01 – Financial Statements and Exhibits

(d)     Exhibits

The following exhibit is being filed as part of this Report.

Exhibit Number	Description

99.1	Press Release dated February 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2014	HEAT BIOLOGICS, INC.
(Registrant)

	By:	/s/ Jeff Wolf
	Name:	Jeff Wolf
	Title:	Chairman, President and Chief Executive Officer